CONSENT OF INDEPENDENT AUDITORS


            WE CONSENT TO  THE INCORPORATION  BY REFERENCE IN  THE
            REGISTRATION  STATEMENT (FORM  S-3 NO. 33-99840) OF
            CAREER HORIZONS,  INC. (THE  COMPANY ), AND IN THE
            RELATED PROSPECTUS, AND IN  THE REGISTRATION STATEMENT (FORM S-8
            NO 33-80499) PERTAINING  TO THE  CAREER HORIZONS  1993 STOCK
            OPTION AND PERFORMANCE AWARD PLAN, AND THE REGISTRATION STATEMENT (FORM S-4 NO. 333-122070) OF ACCUSTAFF INCORPORATED OF OUR
            REPORT DATED FEBRUARY 6, 1996 WITH RESPECT TO THE FINANCIAL STATEMENTS OF TSG PROFESSIONAL SERVICES, INC., INCLUDED IN THE COMPANY S CURRENT REPORT ON FORM 8-K DATED SEPTEMBER 16, 1996.


             /s/ Dubois & Bornstein

            PROFESSIONAL CORPORATION

            SEPTEMBER 19, 1996